EXHIBIT 10.27

AMENDMENT NO. 3 TO EMPLOYMENT AGREEMENT

AMENDMENT NO. 3 TO EMPLOYMENT AGREEMENT (“Amendment No. 3”) made effectively as of the 24th day of December, 2008 by and between Aeroflex Incorporated, a Delaware corporation (together with its successors and assigns, the ACompany@), and Carl Caruso (hereinafter the AEmployee@).

WITNESSETH:

WHEREAS, the Company and Employee entered into an Employment Agreement dated November 6, 2003 (hereinafter the AEmployment Agreement@);

WHEREAS, the Employment Agreement was amended by Amendment No. 1 to the Employment Agreement, dated March 11, 2005, which added a new Section 27 to the Employment Agreement that provided, inter alia, the Employee, upon the termination of the Employment Term, would become a consultant to the Company for the compensation and on the terms set forth (the “Consulting Arrangement”);

WHEREAS, the Employment Agreement was further amended by Amendment No.2 to the Employment Agreement, dated effectively December 17, 2007, which, inter alia, insofar as is pertinent, modified Section 27 of the Employment Agreement to provide that in lieu of the Consulting Arrangement therein provided, effective upon the termination of the Employment Term for any reason and under any circumstance, including termination by the Company for Cause, the Employee (or in the case of his death, his Beneficiary) would be entitled to receive the sum of $552,190.00, increased by interest at the rate of 5% per annum thereon from January 1, 2008 up to the Termination Date, payable in accordance with the Company’s regular payroll practices over a three (3) year period commencing on the first day of the first full month after the Termination Date, together with interest at the rate of 5% per annum on the unpaid balance thereof, to be calculated and paid on a quarterly basis;

WHEREAS the Company and the Employee desire to further modify the Employment Agreement, as amended, as hereinafter set forth; and

WHEREAS, unless otherwise defined herein, terms used herein have the meaning given to them in the Employment Agreement, as amended.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.           Section 8(b) shall be amended and restated to read as follows:

Termination Due to Death.  In the event the Employee’s employment is terminated due to his death, his Beneficiary shall be entitled to the sum of (i) 50% of the Employee’s annual Base Salary, at the rate in effect on the date of his death, for the greater of (A) the balance of the Term of Employment at the time of such termination or (B) one year; and (ii) any Bonus previously awarded but not yet paid to him, payable in accordance with the Company’s regular payroll practices.

2.	Section 8(c) shall be amended and restated to read as follows:

Termination Due to Disability.  In the event of Disability, the Company shall be entitled to terminate the Employee’s employment.  If the Employee’s employment is terminated due to Disability, he shall be entitled to the sum of (i) 50% of the Employee’s annual Base Salary, at the rate in effect on the date of his termination, for the greater of (A) the balance of the Term of Employment at the time of such termination or (B) one year; and (ii) any Bonus previously awarded but not yet paid to him, payable in accordance with the Company’s regular payroll practices.

3.	Section 8(e)(iii) shall be amended and restated to read as follows:

In the event of Termination Without Cause, the Employee shall be entitled to receive any Bonus awarded but not yet paid to him, and, for the greater of (x) the remainder of the Term of Employment at the time of termination or (y) one year:

(A) Base Salary at the rate in effect on the date of his termination, and

(B) benefits under any employee benefit plans of the Company in which he participated or, as to any plans in which his continued participation is precluded, the after-tax cost to the Employee of equivalent benefits.

4.           Section 27 shall be amended and restated to read as follows:

On or before January 15, 2009, the Employee (or in the case of his death, his Beneficiary) shall receive the lump sum payment of $552,190.00, increased by interest at the rate of 5% per annum from January 1, 2008 through the date of payment.

5.           Except as specifically provided in this Amendment No. 3, the Employment Agreement in all other respects is hereby ratified and confirmed without amendment.

This Amendment may be executed in one or more counterparts or by facsimile signature, each of which shall be deemed an original and which together shall constitute one instrument.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the day and year first above written.

AEROFLEX INCORPORATED

By:	/s/ Charles Badlato
Charles Badlato, Vice President – Treasurer
and Assistant Secretary

/s/ Carl Caruso
Carl Caruso